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                                                                EXHIBIT 10.1.2.2

                                ASK JEEVES, INC.
                           1999 EQUITY INCENTIVE PLAN

                                   APPENDIX A

                          AUTOMATIC STOCK OPTION GRANTS
                             FOR ELIGIBLE DIRECTORS

(AMENDED AND RESTATED BY THE BOARD OF DIRECTORS EFFECTIVE AS OF JANUARY 1, 2004)

      This Appendix A is adopted under and as a part of the Ask Jeeves, Inc. 1999 Equity Incentive Plan. This Appendix A provides for the automatic grant of certain Options, on the terms and conditions set forth below, under the Plan to certain eligible Directors. Capitalized terms used in this Appendix A are used as defined in the Plan if not otherwise defined herein.

A.1 INTRODUCTION.

      (A) PURPOSE. The Company, by granting stock options as provided under this Appendix A, seeks to attract and retain the services of highly qualified non-employee members of the Board by providing to them a significant equity interest in the Company, to more closely link the interests of those directors with the Company's stockholders, and to help provide those directors with reasonable and fair compensation.

      (B) EFFECTIVE DATE. This restated version of Appendix A is effective as of January 1, 2004 (the "Appendix A Approval Date").

      (C) ELIGIBLE DIRECTORS. The persons eligible to receive Options under this Appendix A (each an "Eligible Director") are (1) the Chairman of the Board of Directors (whether or not an employee of the Company or one of its Affiliates), and (2) non-emeritus Directors who are not employed by either the Company or one of its Affiliates. This version of Appendix A applies only to Options granted to Eligible Directors pursuant to this Appendix A after the Appendix A Approval Date. This Appendix A does not apply to any other Option or Stock Award granted under the Plan. Options granted pursuant to this Appendix A before the Appendix A Approval Date shall be governed by the particular version of this Appendix A as in effect as of the applicable date of grant of the Option. This Appendix A does not limit the authority of the Board or a Committee to grant discretionary Options or other Stock Awards under other provisions of the Plan.

      (D) PLAN PROVISIONS. Any Option granted under this Appendix A shall be governed by the provisions of this Appendix A and by the provisions of the Plan. Each Option granted under this Appendix A shall be subject to, without limitation, the provisions of Section 11 of the Plan.

      (E) BOARD AUTHORITY. Options granted pursuant to this Appendix A shall be automatic and, to the maximum extent possible, self-effectuating. The Board's authority pursuant to Section 3 of the Plan shall, however, extend to this Appendix A and Options granted hereunder.



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      (F) AMENDMENT. The Board may amend this Appendix A from time to time pursuant to Section 12 of the Plan. The Board may suspend or reduce new Option grants under this Appendix A (to any or all Eligible Directors) or terminate this Appendix A as to new Option grants at any time; provided that any such action shall not affect any Option theretofore outstanding under this Appendix A.

      (G) SHARE LIMIT. Options granted under this Appendix A shall be subject to the limit set forth in Section 4(a) applicable to all Stock Awards granted under the Plan. If one or more Options are to be granted on a specific date and such Option(s) would otherwise exceed the number of shares that can then be subject to Options granted under the Plan pursuant to Section 4(a) of the Plan, such Option(s) shall be granted and shall cover the maximum number of shares (on a pro-rata basis in the event more than one Option is to be granted) that are available for such purposes within the limits of Section 4(a) of the Plan.

A.2 AUTOMATIC OPTION GRANTS.

      (A) NEW DIRECTOR GRANTS. Each individual who first becomes an Eligible Director on or after the Appendix A Approval Date (other than an individual who was employed by the Company or an Affiliate at any time within the six-month period preceding the date on which he or she first becomes an Eligible Director) shall automatically be granted an Option as of the date he or she first becomes an Eligible Director to purchase 50,000 shares of Common Stock (subject to adjustment pursuant to Section 11 of the Plan).

      (B) QUARTERLY AWARDS. On the first business day of each calendar quarter during the term of the Plan, commencing with the calendar quarter that commences on the Appendix A Approval Date, each person who is an Eligible Director on that date and who has served as a member of the Board continuously for at least six months as of that date shall automatically be granted an Option as of that date to purchase 3,000 (or, in the case of the Chairman of the Board if he or she is then an Eligible Director, 4,500) shares of Common Stock (subject to adjustment pursuant to Section 11 of the Plan).

      (C) EXERCISE PRICE. Each Option granted under this Appendix A shall have a per share exercise price equal to the Fair Market Value of a share of Common Stock as of the day such Option is granted.

      (D) VESTING. Each Option granted under this Appendix A shall be exercisable only to the extent that it is vested. Each Option granted pursuant to Section A.2(a) shall vest as to 25% of the total number of shares of Common Stock subject thereto on the first anniversary of the grant date of the Option and as to an additional 1/48th of the total number of shares of Common Stock subject thereto on the first day of each month for the thirty-six months following the month in which the first anniversary of the grant date of the Option occurs; provided, in each case, that the Eligible Director who received the Option has remained in Continuous Service through the respective vesting date. Each Option granted pursuant to Section A.2(b) shall vest as to 25% of the total number of shares of Common Stock subject thereto on the date that is three months after the grant date of the Option, shall vest as to an additional 25% of the total number of shares of Common Stock subject thereto on the date that is six months after the grant date of the Option, shall vest as to an additional 25% of the total number of shares of Common Stock subject thereto on the date that is nine months after the grant date of the Option, and shall vest as to the final 25% of the total number of shares of Common Stock subject thereto on the first


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anniversary of the grant date of the Option; provided, in each case, that the
Eligible Director who received the Option has remained in Continuous Service through the respective vesting date. The vesting schedule applicable to an Option requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Plan. Service for only a portion of a vesting period, even if substantial, will not entitle the Optionholder to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services.

      (E) EXPIRATION. Subject to earlier termination pursuant to Section A.4 herein or Section 11 of the Plan, Options granted under this Appendix A shall expire at the close of business on the day before the tenth anniversary of the date of grant of the Option.

      (F) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option granted under this Appendix A shall be paid in full at the time of purchase, to the extent permitted by applicable statutes and regulations, either
(1) in cash, by electronic funds transfer or check payable to the Company, (2) by notice and third party payment in such manner as may be authorized by the Board or pursuant to such "cashless exercise" procedures with third parties who provide financing of (or who otherwise facilitate) the exercise of Options in such manner as may be authorized by the Board, or (3) by delivery to the Company of other Common Stock; provided, however, that any Common Stock delivered to pay such purchase price that was originally acquired by the Optionholder from the Company, upon exercise of a stock option or otherwise, must have been owned by the Optionholder for more than six months before being so used to pay such purchase price. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise of the Option.

      (G) AGREEMENT. Options granted under this Appendix A will be evidenced by an Option Agreement, signed by a duly authorized officer of the Company and by the Option recipient. Each Option Agreement shall be in the form attached as Exhibit A to this Appendix A, or such other form as may be approved by the Board for use under this Appendix A from time to time, and shall be subject to such other terms and conditions as may be set forth therein. Each Option granted under this Plan shall be a Nonstatutory Stock Option and shall not be an Incentive Stock Option.

A.3 NON-TRANSFERABILITY OF OPTIONS.

      An Option granted under this Appendix A shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Amounts payable or shares issuable pursuant to any Option shall be delivered only to (or for the account of) the Optionholder.

      The Board may permit Options granted under this Appendix A to be exercised by and paid to certain persons or entities related to the Optionholder pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Board may establish. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer (1) is being made for essentially estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (2) will not compromise the Company's


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ability to register shares issuable under the Plan on SEC Form S-8 under the
Securities Act, or to rely on such registration in connection with an Option exercise.

      The exercise and transfer restrictions in the first paragraph of this Section A.3 will not, however, apply to:

            (1)   transfers to the Company,

            (2) the designation of a beneficiary to receive benefits in the event of the Optionholder's death or, if the Optionholder has died, transfers to or exercises by the Optionholder's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

            (3) transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Board prior to the exercise of the Option,

            (4) if the Optionholder has suffered a disability, permitted transfers or exercises on behalf of the Optionholder by his or her legal representative, or

            (5) the authorization by the Board of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Options consistent with applicable laws and the express authorization of the Board.


A.4 TERMINATION OF CONTINUOUS SERVICE.

      (A) TERMINATION OF CONTINUOUS SERVICE. If an Optionholder's Continuous Service terminates (for any reason other than upon the Optionholder's death or Disability), then, subject to earlier termination pursuant to Section 11 of the Plan or Section A.2(e):

            - the unvested portion of the Optionholder's Option shall automatically terminate as of such cessation of service;


            - the Optionholder (or his or her permitted transferee, if applicable) may exercise his or her Option to the extent vested as of such cessation of service but only within the 90-day period following such cessation of service; and

            - the portion of the Option that is vested on the Optionholder's cessation of service and is not exercised within such 90-day period shall automatically terminate on the 90th day following the date the Optionholder's Continuous Service terminated.

      (B) DISABILITY OF OPTIONHOLDER. If an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, then, subject to earlier termination pursuant to Section 11 of the Plan or Section A.2(e):

            - the unvested portion of the Optionholder's Option shall automatically terminate as of such cessation of service;

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            -     the Optionholder (or his or her permitted transferee, if
                  applicable) may exercise his or her Option to the extent vested as of such cessation of service but only within the one-year period following such cessation of service; and

            - the portion of the Option that is vested on the Optionholder's cessation of service and is not exercised within such one-year period shall automatically terminate on the first anniversary of the date the Optionholder's Continuous Service terminated.

      (C) DEATH OF OPTIONHOLDER. If an Optionholder's Continuous Service terminates as a result of the Optionholder's death, then, subject to earlier termination pursuant to Section 11 of the Plan or Section A.2(e):

            - the unvested portion of the Optionholder's Option shall automatically terminate as of such cessation of service;

            - the Optionholder's estate, or person who acquired the right to exercise the Option by bequest or inheritance, or other person designated to exercise the option upon the Optionholder's death pursuant to Section A.3, as applicable, may exercise the Optionholder's Option to the extent vested as of such cessation of service but only within the one-year period following such cessation of service; and

            - the portion of the Option that is vested on the Optionholder's cessation of service and is not exercised within such one-year period shall automatically terminate on the first anniversary of the date the Optionholder's death.




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                                                                       EXHIBIT A

                                ASK JEEVES, INC.
                       ELIGIBLE DIRECTOR OPTION AGREEMENT

      This Agreement between Ask Jeeves, Inc., a Delaware corporation (the "Company"), and _________________ (the "Grantee") sets forth the specific terms and conditions of a stock option granted to the Grantee under Appendix A of the Ask Jeeves, Inc. 1999 Equity Incentive Plan (the "Plan"). (All references to the Plan in this Agreement include the provisions of Appendix A to the Plan.)

1. AWARD OF STOCK OPTIONS. The Company hereby awards a nonqualified stock option (the "Option") to the Grantee to purchase, subject to the terms and conditions set forth below, the number of shares of the Company's common stock ("Common Stock") set forth below at the price per share set forth below:

         Date of Grant ("Award Date")                _____
         Total Number Shares Subject to Option(1)    _____
         Exercise Price Per Share(1)                 _____
         Expiration Date(2)                          _____

      2. VESTING. [ALTERNATIVE FOR OPTIONS GRANTED PURSUANT TO SECTION A.2(B) (QUARTERLY AWARDS) ON OR AFTER JANUARY 1, 2004): The Option shall vest as to 25% of the total number of shares of Common Stock subject thereto on the date that is three months after the grant date of the Option, shall vest as to an additional 25% of the total number of shares of Common Stock subject thereto on the date that is six months after the grant date of the Option, shall vest as to an additional 25% of the total number of shares of Common Stock subject thereto on the date that is nine months after the grant date of the Option, and shall vest as to the final 25% of the total number of shares of Common Stock subject thereto on the first anniversary of the grant date of the Option; subject, in each case, to the termination of service rules of Section A.4 of the Plan.] [ALTERNATIVE FOR OPTIONS GRANTED PURSUANT TO SECTION A.2(A) (NEW DIRECTOR GRANTS) OF THE PLAN: The Option shall vest as to 25% of the total number of shares subject to the Option on the first anniversary of the Award Date and as to an additional 1/48th of the total number of shares subject to the Option on the first day of each month for the thirty-six months following the month in which the first anniversary of the Award Date occurs; subject, in each case, to the termination of service rules of Section A.4 of the Plan.] As provided in Section A.2(e) of the Plan, there will be no pro-rated vesting if the Grantee's service terminates for any reason between scheduled vesting dates.

      3. EXERCISE; TERMINATION. The Option is exercisable only to the extent that it is vested and only on or before its expiration or earlier termination. The expiration date of the Option is set forth above and, notwithstanding that date, the Option is subject to earlier termination pursuant to Section A.2(f),
A.4 and Section 11 of the Plan. The Option shall be exercisable by the delivery to the Secretary of the Company of a written notice (in such form as the Company may require from time to time) stating the number of shares of Common Stock to be purchased


--------

1 Subject to adjustment pursuant to Section 11(a) of the Plan.

2 Subject to earlier termination as provided herein.


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pursuant to the Option and accompanied by payment in full for the exercise price of the shares to be purchased in a manner authorized pursuant to Section A.2(g) of the Plan. Any such notice shall be effective only when received by the Secretary of the Company. The Option may not be exercised as to any fractional share and no fewer than 1001 shares may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

4. NO TRANSFER OR SERVICE RIGHTS. Nothing contained in this Agreement constitutes an employment or service commitment by the Company or any affiliate, confers upon the Grantee any right to remain in employ of or service to the Company or any affiliate, interferes in any way with the right of the Company or any affiliate at any time to terminate such employment service, or affects the right of the Company or any affiliate to increase or decrease the recipient's other compensation. The Option and any other rights of the Grantee under this Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section A.3 of the Plan.

5. THE PLAN GOVERNS. The Option and all rights of the Grantee under this Agreement are subject to all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. Provisions of the Plan that confer discretionary authority on the Board do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise conferred on the Grantee in the sole discretion, and by appropriate action, of the Board after the date hereof. By executing this Agreement, the Grantee represents that he/she is familiar with the terms and conditions of this Agreement and the Plan, hereby acknowledges receipt of both documents and the current Prospectus for the Plan, and hereby accepts the Option subject to all of the terms and conditions hereof.

6. ENTIRE AGREEMENT. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 12 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

7. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California without regard to conflict of law principles thereunder.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Award Date set forth above.

                                         ASK JEEVES, INC.,
                                         a Delaware corporation

                                         By:
                                            ------------------------------------

                                         Print Name:
                                                     ---------------------------

                                         Title:
                                               ---------------------------------


                                         GRANTEE

                                         ---------------------------------------
                                         Signature

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